Exhibit 99.1

       Advanta's Solid Fundamentals Underlie Another Good Quarter

    SPRING HOUSE, Pa.--(BUSINESS WIRE)--Oct. 25, 2007--Advanta Corp. (NASDAQ:ADVNB; ADVNA) today reported third quarter 2007 net income of $22.1 million or $0.50 per diluted share for Class A and Class B shares combined. This is consistent with the Company's full year expectations.

    Ending managed receivables grew to $6.2 billion at quarter end with ending owned receivables totaling $1.2 billion. During the quarter, over 74,000 new customers were added and transaction volume totaled $3.6 billion. The managed net credit loss rate was 3.87% and the owned net credit loss rate was 3.52%.

    "Over the past years, we've been planning for a potentially more difficult environment by focusing on high credit quality customers," said Dennis Alter Chairman and CEO. "This strategy continues to look good to us now."

    Conference Call Details

    Advanta management will hold a conference call with analysts and institutional investors today, October 25, at 9:00 a.m. Eastern Time, to review the third quarter results for 2007. The call can be accessed by dialing 877-857-6176 and referring to confirmation code 9344328. The call will also be webcast simultaneously via a Vcall link on the Company's website, www.advanta.com, or at www.investorcalendar.com. Those interested in listening to the webcast should go to the website at least 15 minutes before the call to register and download any necessary software. Replays of the call will be available beginning at noon today on the Internet at www.advanta.com or www.investorcalendar.com or by dialing 888-203-1112 and referring to pass code 9344328. The conference call may include a discussion of non-GAAP financial measures, which are reconciled to the most directly comparable GAAP financial measures in the Company's press releases or the statistical supplements available at www.advanta.com in the "Corporate Info" section.

    About Advanta

    Advanta is one of the nation's largest credit card issuers (through Advanta Bank Corp.) in the small business market today. Advanta's exclusive focus on this market, as well as its size, experience and commitment to developing meaningful product offerings and a high level of service tailored to the needs of small businesses, differentiate the company from other issuers. Founded in 1951, Advanta has long been an innovator in developing and introducing many of the marketing techniques that are common in the financial services industry today. Learn more about Advanta at www.advanta.com.

    This Press Release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ from those projected. Risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

    In addition to the GAAP results provided throughout this document, the Company has provided managed receivable data and other non-GAAP financial measurements. Management believes that the non-GAAP financial measures used to manage the business may provide users additional useful information. The tables attached to this press release include a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures and a description of why the non-GAAP financial measures are useful to investors.



                               ADVANTA
                       SEGMENT INCOME STATEMENT
                            (in thousands)

                          Three Months Ended
                          September 30, 2007
----------------------------------------------------------------------



                                        Advanta
                                        Business
                                          Cards    Other (A)   Total
                                       ----------  ---------  --------
Interest income                       $   39,106  $  10,854  $ 49,960
Interest expense                          13,484     12,122    25,606
                                       ----------  ---------  --------
Net interest income                       25,622     (1,268)   24,354
Provision for credit losses               14,724          0    14,724
                                       ----------  ---------  --------
Net interest income after provision
 for credit losses                        10,898     (1,268)    9,630
Noninterest revenues:
   Interchange income                     62,771          0    62,771
   Securitization income                  22,388          0    22,388
   Servicing revenues                     24,218          0    24,218
   Business credit card rewards          (23,525)         0   (23,525)
   Other revenues, net                     7,243      1,330     8,573
                                       ----------  ---------  --------
Total noninterest revenues                93,095      1,330    94,425
Operating expenses                        68,011        130    68,141
                                       ----------  ---------  --------
Income (loss) before income taxes         35,982        (68)   35,914
Income tax expense (benefit)              13,889        (26)   13,863
                                       ----------  ---------  --------
Net income (loss)                     $   22,093  $     (42) $ 22,051
                                       ==========  =========  ========

                          Three Months Ended
                          September 30, 2006
----------------------------------------------------------------------



                                        Advanta
                                        Business
                                          Cards    Other (A)   Total
                                       ----------  ---------  --------
Interest income                       $   38,639  $   7,289  $ 45,928
Interest expense                          11,743      7,906    19,649
                                       ----------  ---------  --------
Net interest income                       26,896       (617)   26,279
Provision for credit losses                9,202          0     9,202
                                       ----------  ---------  --------
Net interest income after provision
 for credit losses                        17,694       (617)   17,077
Noninterest revenues:
   Interchange income                     52,835          0    52,835
   Securitization income                  26,232          0    26,232
   Servicing revenues                     16,777          0    16,777
   Business credit card rewards          (17,639)         0   (17,639)
   Other revenues, net                     3,627      1,365     4,992
                                       ----------  ---------  --------
Total noninterest revenues                81,832      1,365    83,197
Operating expenses                        65,789        143    65,932
                                       ----------  ---------  --------
Income before income taxes                33,737        605    34,342
Income tax expense                        12,989        233    13,222
                                       ----------  ---------  --------
Net income                            $   20,748  $     372  $ 21,120
                                       ==========  =========  ========




(A) Other includes venture capital operations as well as investment and other activities not attributable to the Advanta Business Cards segment.




                               ADVANTA
                    EARNINGS AND COMMON STOCK DATA
                (in thousands, except per share data)

                                                       Percent Change
                                  Three Months Ended        From
                                ----------------------

                                Sept.   June    Sept.
                                 30,     30,     30,    Prior   Prior
                                 2007    2007    2006   Quarter  Year
                                -------------------------------------
Basic income from continuing
 operations per common share:
     Class A                   $  0.51 $  0.52 $  0.50    (1.9)% 2.0 %
     Class B                      0.55    0.56    0.54    (1.8)  1.9
     Combined (A)                 0.54    0.55    0.53    (1.8)  1.9
Diluted income from continuing
 operations per common share:
     Class A                   $  0.48 $  0.50 $  0.47    (4.0)% 2.1 %
     Class B                      0.51    0.51    0.49     0.0   4.1
     Combined (A)                 0.50    0.51    0.49    (2.0)  2.0
Basic net income per common
 share:
     Class A                   $  0.51 $  0.55 $  0.50    (7.3)% 2.0 %
     Class B                      0.55    0.59    0.54    (6.8)  1.9
     Combined (A)                 0.54    0.57    0.53    (5.3)  1.9
Diluted net income per common
 share:
     Class A                   $  0.48 $  0.52 $  0.47    (7.7)% 2.1 %
     Class B                      0.51    0.54    0.49    (5.6)  4.1
     Combined (A)                 0.50    0.53    0.49    (5.7)  2.0

Return on average common
 equity (annualized)             14.70%  16.01%  15.85%   (8.2)%(7.3)%

Weighted average common shares
 used to compute:
   Basic earnings per common
    share
     Class A                    13,343  13,331  13,293     0.1 % 0.4 %
     Class B                    27,800  28,039  26,831    (0.9)  3.6
                                ------  ------  ------
     Total                      41,143  41,370  40,124    (0.5)  2.5
   Diluted earnings per common
    share
     Class A                    13,343  13,331  13,293     0.1 % 0.4 %
     Class B                    30,762  31,343  30,251    (1.9)  1.7
                                ------  ------  ------
     Total                      44,105  44,674  43,544    (1.3)  1.3

Ending shares outstanding:
     Class A                    14,410  14,410  14,410     0.0 % 0.0 %
     Class B                    28,296  29,014  28,442    (2.5) (0.5)
                                ------  ------  ------
     Total                      42,706  43,424  42,852    (1.7) (0.3)

Stock price:
   Class A
     High                      $ 30.65 $ 31.47 $ 23.33    (2.6)%31.4 %
     Low                         20.46   26.09   19.44   (21.6)  5.2
     Closing                     24.31   28.40   22.65   (14.4)  7.3
   Class B
     High                      $ 33.74 $ 34.51 $ 25.50    (2.2)%32.3 %
     Low                         23.32   28.57   21.28   (18.4)  9.6
     Closing                     27.42   31.14   24.60   (11.9) 11.5

Cash dividends declared:
     Class A                   $0.1771 $0.1771 $0.1417     0.0 %25.0 %
     Class B                    0.2125  0.2125  0.1700     0.0  25.0

Book value per combined common
 share                         $ 14.53 $ 14.39 $ 13.43     1.0 % 8.2 %




    All share and per share amounts have been adjusted to reflect the three-for-two stock split effective June 15, 2007.
(A) Combined represents income available to common stockholders divided by the combined total of Class A and Class B weighted average common shares outstanding.




                               ADVANTA
                  ADVANTA BUSINESS CARDS STATISTICS
                           ($ in thousands)

                                                      Percent Change
                            Three Months Ended              From
                     ---------------------------------

                      Sept. 30,  June 30,   Sept. 30,  Prior   Prior
                         2007       2007       2006    Quarter  Year
                     -------------------------------------------------
New account
 originations            74,195    102,937     85,392   (27.9)%(13.1)%
Average number of
 active accounts (A)    930,102    894,610    724,705     4.0   28.3
Ending number of
 accounts             1,294,273  1,255,557  1,037,161     3.1   24.8
Customer transaction
 volume              $3,606,907 $3,692,780 $3,094,702    (2.3)  16.6
Securitization
 volume increase
 excluding
 replenishment sales $  115,000 $  405,000 $  125,000   (71.6)  (8.0)
Average receivables:
  Owned              $1,215,485 $1,248,235 $1,114,122    (2.6)   9.1
  Securitized         4,889,381  4,581,666  3,388,784     6.7   44.3
                      ---------  ---------  ---------
  Managed (B)         6,104,866  5,829,901  4,502,906     4.7   35.6
Ending receivables:
  Owned              $1,233,233 $1,133,198 $1,198,550     8.8    2.9
  Securitized         4,980,737  4,856,001  3,449,366     2.6   44.4
                      ---------  ---------  ---------
  Managed (B)         6,213,970  5,989,199  4,647,916     3.8   33.7
Operating expense
 ratio (C)                 4.46%      4.71%      5.84%   (5.3) (23.6)

CREDIT QUALITY -
 OWNED
--------------------
Receivables 30 days
 or more delinquent  $   35,276 $   27,115 $   29,081
Receivables 90 days
 or more delinquent      15,693     13,466     13,182
As a percentage of
 receivables:
  Receivables 30
   days or more
   delinquent              2.86%      2.39%      2.43%   19.7 % 17.7 %
  Receivables 90
   days or more
   delinquent              1.27       1.19       1.10     6.7   15.5
Net principal
 charge-offs:
  Amount             $   10,708 $    9,556 $    9,002
  As a percentage of
   average
   receivables
   (annualized)            3.52%      3.06%      3.23%   15.0    9.0

CREDIT QUALITY -
 SECURITIZED
--------------------
Receivables 30 days
 or more delinquent  $  160,375 $  136,468 $   96,240
Receivables 90 days
 or more delinquent      71,951     68,424     43,911
As a percentage of
 receivables:
  Receivables 30
   days or more
   delinquent              3.22%      2.81%      2.79%   14.6 % 15.4 %
  Receivables 90
   days or more
   delinquent              1.44       1.41       1.27     2.1   13.4
Net principal
 charge-offs:
  Amount             $   48,404 $   41,115 $   29,399
  As a percentage of
   average
   receivables
   (annualized)            3.96%      3.59%      3.47%   10.3   14.1

CREDIT QUALITY -
 MANAGED (B)
--------------------
Receivables 30 days
 or more delinquent  $  195,651 $  163,583 $  125,321
Receivables 90 days
 or more delinquent      87,644     81,890     57,093
As a percentage of
 receivables:
  Receivables 30
   days or more
   delinquent              3.15%      2.73%      2.70%   15.4 % 16.7 %
  Receivables 90
   days or more
   delinquent              1.41       1.37       1.23     2.9   14.6
Net principal
 charge-offs:
  Amount             $   59,112 $   50,671 $   38,401
  As a percentage of
   average
   receivables
   (annualized)            3.87%      3.48%      3.41%   11.2   13.5




(A) Active accounts are defined as accounts with a balance at month-end. Active account statistics do not include charged-off accounts. The statistics reported above are the average number of active accounts for the periods presented.
(B) Managed statistics are non-GAAP financial measures and represent the sum of owned (GAAP) business credit card statistics and securitized business credit card statistics. We believe that performance on a managed basis provides useful supplemental information to investors because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables.
(C) Operating expense ratio is annualized and calculated as a percentage of average owned and securitized receivables.

    CONTACT: Advanta Corp.
             Amy B. Holderer
             Vice President, Investor Relations
             (215) 444-5335
             aholderer@advanta.com
             or
             David M. Goodman
             Director, Communications
             (215) 444-5073
             dgoodman@advanta.com